EX-32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Stellar Pharmaceuticals Inc. (previously Stellar International Inc.) (the "Company") on Form 10-KSB for the year ended December 31, 2004 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), I Peter Riehl, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 13, 2006	By: /S/Peter Riehl Peter Riehl Chief Executive Officer

A signed original of this written statement required by Section 906, or other documents authentications, acknowledging, or otherwise adopting the signatures that appears in typed for within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the United States Securities and Exchange Commission or its staff upon request.